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                                  EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-15784, 2-71584, 2-75314, 33-26002, 33-42973,
33-42982, 33-42975 and 33-55362) of KLA Instruments Corporation of our report dated July 26, 1995, appearing on page 26 of the 1995 Annual Report to Stockholders which is incorporated in this Annual Report on Form 10-K.



Price Waterhouse, LLP

San Jose, California
September 27, 1995